As filed with the Securities and Exchange Commission on August 11, 2005
                                                         Registration No. 333-

                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     Under
                          The Securities Act of 1933

                          GENELABS TECHNOLOGIES, INC.
            (Exact Name of Registrant as Specified in Its Charter)


      California                                           94-3010150
(State or Other Jurisdiction of                        (I.R.S. Employer
 Incorporation or Organization)                        Identification No.)


   505 Penobscot Drive
 Redwood City, California                                      94063
(Address of Principal Executive Offices)                    (Zip Code)


                            2001 Stock Option Plan
                       2001 Employee Stock Purchase Plan
                           (Full Title of the Plan)


                              Adrian Arima, Esq.
                        Vice President, General Counsel
                          Genelabs Technologies, Inc.
                              505 Penobscot Drive
                        Redwood City, California 94063
                    (Name and Address of Agent For Service)

                                (650) 369-9500
         (Telephone Number, Including Area Code, of Agent For Service)

                                  Copies to:
                            Gregory C. Smith, Esq.
                   Skadden, Arps, Slate, Meagher & Flom LLP
                             525 University Avenue
                          Palo Alto, California 94301
                                (650) 470-4500


                                         CALCULATION OF REGISTRATION FEE
==========================================================================================================================
                                                                 Proposed Maximum    Proposed Maximum
          Title of Securities                 Amount To Be        Offering Price    Aggregate Offering     Amount Of
            To Be Registered                 Registered (1)        Per Share (2)         Price (1)      Registration Fee
--------------------------------------------------------------------------------------------------------------------------

Common Stock, no par value, to be
issued under the 2001 Stock
Option Plan                                   4,000,000            $0.57             $2,280,000
--------------------------------------------------------------------------------------------------------------------------
Common Stock, no par value, to be             2,000,000            $0.57             $1,140,000
issued under the 2001 Employee
Stock Purchase Plan
--------------------------------------------------------------------------------------------------------------------------
Total                                         6,000,000            $0.57             $3,420,000          $402.53
==========================================================================================================================


(1) This Registration Statement shall also cover any additional shares of Common Stock which may become issuable under the Plan being registered pursuant to this Registration Statement by reason of any future stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant's outstanding shares of Common Stock.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and (h) under the Securities Act on the basis of the average of the high and low sale prices for a share of common stock of Genelabs Technologies, Inc. as reported on the Nasdaq National Market on August 9, 2005.

This Registration Statement shall become effective upon filing in accordance with Rule 462(a) under the Securities Act of 1933, as amended (the "Securities Act").

Pursuant to Instruction E to Form S-8, the Registrant hereby incorporates by reference the contents of Registrant's Registration Statement on Form S-8 (File No. 333-64418) filed July 2, 2001, as amended September 8, 2003 (File No. 333-108604).


                                    PART II
              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.       Exhibits

Exhibit Number                 Description
--------------                 -----------

      5.1          Opinion of Skadden, Arps, Slate, Meagher & Flom LLP

     23.1          Consent of Independent Registered Public Accounting Firm

     23.2 Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1)

     24.1          Power of Attorney (included on signature page hereto)

                                  SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, Genelabs Technologies, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Redwood City, state of California, on August 11, 2005.

                                             GENELABS TECHNOLOGIES, INC.

                                             /s/ James A.D. Smith
                                             --------------------------------
                                             Name:   James A.D. Smith
                                             Title:  President and Chief
                                                     Executive Officer


                               POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints James A.D. Smith and Matthew M. Loar, and each of them individually (with full power to each of them to act alone), his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to do any and all things and execute any and all instruments that such attorney-in-fact may deem necessary or advisable under the Securities Act of 1933, and any rules regulations and requirements of the Securities Exchange Commission in connection with the registration of these securities of the registrant, including to sign this registration statement and any and all amendments (including post-effective amendments) and additions to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing necessary or advisable to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons, in the capacities indicated, as of August 11, 2005.



Signature                           Title
---------                           -----

Principal Executive Officer:

/s/ James A.D. Smith
-----------------------------       President, Chief Executive Officer and
James A.D. Smith                    Director


Principal Financial and Accounting Officer:

/s/ Matthew M. Loar
--------------------------          Chief Financial Officer
Matthew M. Loar


Additional Directors:

/s/ Irene A. Chow
----------------------------        Chairman of the Board
Irene A. Chow, Ph.D.

/s/ Arthur Gray
---------------------------         Director
Arthur Gray, Jr.

/s/ H.H. Haight
---------------------------         Director
H.H. Haight

/s/ Alan Y. Kwan
---------------------------         Director
Alan Y. Kwan

                               INDEX TO EXHIBITS


Exhibit Number              Description
--------------              -----------

      5.1        Opinion of Skadden, Arps, Slate, Meagher & Flom LLP

     23.1        Consent of Independent Registered Public Accounting Firm

     23.2 Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1)

     24.1        Power of Attorney (included on signature page hereto)